EXHIBIT 99.1
Harris Corporation to Acquire Multimax Incorporated, an IT and
Communications Services Provider to the U.S. Government
Also Provides Updated Fiscal Year 2007 and 2008 Earnings Guidance
WASHINGTON, DC/MELBOURNE, Fla., May 31, 2007 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has signed a definitive agreement to acquire Multimax Incorporated, a leading provider of information technology and communications services for the U.S. government. Acquiring Multimax significantly expands the Harris technical services business — providing greater scale, a broader customer base and new growth opportunities through key positions on Government-Wide Acquisition Contracts (GWACs).
Under terms of the agreement, Harris will purchase privately held Multimax for $400 million in cash, subject to post-closing adjustments. The transaction, which is subject to customary regulatory reviews and closing conditions, is expected to close prior to the Harris fiscal year end on June 29, 2007. Multimax latest 12 months pro forma revenue ended March 31, 2007 was $315 million and operating income was $55 million. The acquisition is expected to be accretive to Harris earnings in fiscal year 2008 by about $0.08 per diluted share, excluding acquisition-related charges.
Headquartered in Herndon, Virginia, Multimax has 1,100 employees located primarily at customer sites supporting a diverse portfolio of mission-critical, network infrastructure programs serving more than 800,000 users at over 3,800 locations in U.S. and overseas. A large portion of the workforce is technically certified and about 85 percent of the company’s employees have government security clearances.
Customers include the U.S. Navy, Marine Corps, Air Force, Army, Department of Homeland Security, Department of State, Department of Veterans Affairs and the Federal Aviation Administration. Multimax has key positions on major contracts, such as the Navy Marine Corps Intranet (NMCI) program, and GWACs including NETCENTS, EAGLE, ITES-2S and FirstSource. These information technology procurement vehicles are broadly accessible by government agencies.
“Multimax is a very successful information technology and communications services company, with nearly 20 years of experience managing large-scale, mission-critical networks for the government,” said Howard L. Lance, chairman, president and CEO of Harris. “The acquisition of

Multimax is complementary to our existing technical services business and provides additional scale. Multimax has a strong management team and a track record of superior growth and profitability, solid backlog, and a pipeline of new business opportunities across DoD and civilian agencies. We expect double-digit growth to continue in this business, with operating margins above the current average for our Government Communications Systems segment.
“The outsourcing of IT and communications requirements by the U.S. government continues to increase, providing a number of future growth opportunities. Multimax has been awarded leadership positions on several key GWACs, opening the door for Harris to supply new and existing customers with not only additional technical services, but the full breadth of other Harris products and services as well. These growth opportunities will be a great addition to our government business.”
Carleton Jones, Multimax chief executive officer added, “The combination of Multimax and Harris will provide government customers with a new, stronger ally in their quest for premier IT and communications services. Bringing these two companies together will give the Department of Defense and other U.S. government agencies access to a combined breadth of services, depth of expertise, and unparalleled customer commitment. We are excited about this opportunity for our customers and our employees.”
Harris Corporation Guidance
With the expected earnings accretion from the acquisition, Harris revised upward its non-GAAP earnings guidance for fiscal year 2008, beginning June 30, 2007, to a new range of $3.28 to $3.38 per diluted share — excluding acquisition-related charges — from the previous range of $3.20 to $3.30. Revised fiscal year 2008 non-GAAP earnings guidance represents a year-over-year increase of 20 percent compared to non-GAAP earnings guidance for fiscal year 2007.
The company now expects non-GAAP earnings guidance for fiscal year 2007 to be at the lower end of the previous guidance range of $2.77 to $2.81 per diluted share. The new guidance includes reserves expected to be established in the fiscal fourth quarter in the Government Communications Systems segment resulting from schedule and cost overruns on a fixed price satellite deployable mesh reflector program. A reconciliation of GAAP to non-GAAP financial measures is provided on Table 1 and in the accompanying notes.
Harris will host a conference call at 5:00 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 457-2617, access code: 6288314. The conference call also will be broadcast live via the Internet at http://www.harris.com. A replay of the teleconference will be available beginning at 8:00 p.m.,

Eastern Time, and will run until midnight, Eastern Time, on Thursday, June 7. To access the replay, please call (719) 457-0820, access code: 6288314. A recording of the call will also be available on the Harris website beginning at 7:00 p.m., Eastern Time, on May 31.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of about $4 billion and more than 14,000 employees — including more than 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services for global markets, including government communications, RF communications, broadcast communications, and wireless transmission network solutions. Additional information about Harris Corporation is available at www.harris.com
About Multimax
Multimax is a premier resource for performance-based enterprise IT and communications services and solutions supporting the Department of Defense, federal civilian agencies, and state and local government entities, including, among others: U.S. Navy, U.S. Marine Corps, U.S. Air Force, U.S. Army, Department of Homeland Security, Department of State, Department of Veterans Affairs and Federal Aviation Administration. Headquartered in Herndon, Virginia, with operating locations worldwide, Multimax offers clear value over the full technology lifecycle, with proven expertise and execution meeting the highest professional standards. For more information regarding Multimax, please visit www.multimax.com.
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: anticipated timing of the closing of the acquisition of Multimax and satisfaction of the conditions to closing, the impact of the acquisition on Harris fiscal 2008 earnings, earnings guidance for fiscal 2007 and 2008, and statements regarding revenue growth and outlook. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, and the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Attachment: Financial Statements (one table).
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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com.
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com.

NON-GAAP FINANCIAL MEASURES
This press release contains non-GAAP financial measures, including earnings-per-share guidance for fiscal 2007 and 2008 adjusted to exclude certain costs, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:
Multimax Proforma Revenue and Operating Income
The Multimax pro forma latest twelve months revenue and operating income reflect adjustments from GAAP to: (i) include the impact of the combination of Multimax Incorporated and Netco Government Services, Inc. as if the combination had occurred as of the beginning of the period presented; and (ii) normalization of the NMCI contract revenue and operating income as if the lower pricing on this new 3-year NMCI contract extension, effective on January 1, 2007, had been in place for the last twelve months.
Table 1
HARRIS CORPORATION
Reconciliation of FY’07 and FY’08 GAAP EPS
Guidance to Non-GAAP EPS Guidance

	Fiscal 2007	Fiscal 2008
GAAP Earnings Per Share Guidance	$3.39 to $3.43	$3.21 to $3.31
Impairment in Terion (A)	$0.09	—
Broadcast Communications segment cost-reduction actions and software impairment (B)	$0.13	—
Charges associated with the combination with Stratex (C)	$0.17	$0.05
Gain on the combination with Stratex (D)	$(1.01)	—
Charges associated with the acquisition of Multimax (E)	—	$0.02

Non-GAAP Earnings Per Share Guidance	$2.77 to $2.81	$3.28 to $3.38

Notes to tables 1:
Note A — This adjustment is due to the impairment of our investment in Terion, Inc.
Note B — This adjustment relates to severance and other expenses associated with cost-reduction actions and a write-down of capitalized software associated with management’s decision to discontinue an automation software development effort in our Broadcast Communications segment.
Note C — This adjustment is for the estimated impact, after minority interest, from the charges associated with the merger transaction with Stratex Networks, Inc. These charges include expenses related to integration and transaction costs including the write-off of in-process research and development, the impact from step ups in inventory and fixed assets and a write-down of deferred revenue as of the closing date of the transaction.

Note D — This adjustment is for the gain on the combination with Stratex.
Note E — This adjustment is for the estimated impact from integration and other charges associated with the acquisition of Multimax.